                                                                   EXHIBIT I







                         STATEFED FINANCIAL CORPORATION
                                519 Sixth Avenue
                             Des Moines, Iowa 50309

For Further Information Contact:                      FOR IMMEDIATE RELEASE
         John F. Golden, President and CEO            Date: October 30, 1997
         StateFed Financial Corporation
         519 Sixth Avenue
         Des Moines, Iowa 50309
         Phone: (515) 282-0236

                         STATEFED FINANCIAL CORPORATION

                        ANNOUNCES FIRST QUARTER EARNINGS

         Des Moines, Iowa (NASDAQ: "SFFC") ------ StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, today announced financial results for the quarter ended September 30, 1997. For the three month period ended September 30, 1997, the company reported net income of $224,141 as compared to $67,179 for the same period in 1996, an increase of $156,962. The increase in net earnings was primarily due to a decrease in non-interest expense of $314,900, partially offset by an increase in income tax expense of $81,300, and a decrease in net interest income of $76,100. The decrease in non-interest expense was primarily the result of a one-time special assessment of $291,300 required by legislation, of 65.7 cents per $100 of SAIF "Savings Association Insurance Fund" deposits held by the Bank at March 31, 1995.
         At September 30, 1997, the company had total assets of $87.5 million and total liabilities of $72.2 million, compared to total assets of $85.7 million and total liabilities of $70.4 million at June 30, 1997. The increase in total assets for the three month period ending September 30, 1997 was due to an increase in cash and amounts due from depository institutions of $2.3 million, an increase in investment securities of $500,000, an increase in real estate acquired for development of $280,000, partially offset by a decrease in investments in certificates of deposit of $1.0 million and a decrease in loans of $283,000.
         The book value of StateFed Financial Corporation increased to $19.71 per share at September 30, 1997. Earnings per share for the first quarter ended September 30, 1997 were 29 cents per share. As of September 30, 1997, there was 778,723 shares outstanding.

                                    Continued

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                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                      September 30, 1997 and June 30, 1997

                            ASSETS                                   (Unaudited)
                                                                 September 30, 1997               June 30, 1997
Cash and amounts due from depository institutions                  $  5,896,882                   $  3,634,086
Investments in certificates of deposit                                3,452,007                      4,435,425
Investment securities available-for-sale                              3,928,498                      3,477,168
Loans receivable, net                                                67,894,619                     68,177,746
Real estate acquired for development                                    445,322                        435,484
Real estate held for investment, net                                  2,213,519                      1,933,532
Property acquired in settlement of loans                                368,497                        333,939
Office property and equipment, net                                    1,459,717                      1,418,982
Federal Home Loan Bank stock, at cost                                   950,000                        950,000
Accrued interest receivable                                             536,539                        567,478
Prepaid expenses and other assets                                       396,840                        314,754
                                                                   ------------                   ------------
        TOTAL ASSETS                                               $ 87,542,440                   $ 85,678,594
                                                                   ============                   ============


       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                                           $ 52,333,096                   $ 50,345,972
Advances from Federal Home Loan Bank                                 19,000,000                     19,000,000
Advances from borrowers for taxes and insurance                          88,836                        490,053
Accrued interest payable                                                188,916                        128,881
Dividends payable                                                        78,372                         78,372
Income taxes:current and deferred                                       317,492                        200,327
Other liabilities                                                       190,650                        201,982
                                                                   ------------                   ------------
        TOTAL LIABILITIES                                          $ 72,197,362                   $ 70,445,587
                                                                   ------------                   ------------
Stockholders' equity:
Common stock                                                       $      8,905                   $      8,905
Additional paid-in capital                                            8,421,311                      8,398,857
Unearned compensation - restricted stock awards                        (400,205)                      (423,576)
Unrealized gain (loss) on investments                                    89,514                         57,462
Treasury stock                                                       (1,672,734)                    (1,560,859)
Retained earnings - substantially restricted                          8,898,287                      8,752,218
                                                                   ------------                   ------------
   TOTAL STOCKHOLDERS' EQUITY                                      $ 15,345,078                   $ 15,233,007
                                                                   ------------                   ------------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 87,542,440                   $ 85,678,594
                                                                   ============                   ============


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                         STATEFED FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA


                                                                   1st Quarter
                                                                  September 30
                                                    Unaudited                    Unaudited
                                                       1997                        1996
                                                   ---------------------------------------
OPERATIONS DATA

Total interest income ...........                  $1,632,963                  $1,549,172

Total interest expense ..........                     998,046                     838,168
                                                   ----------                  ----------
Net interest income .............                     634,917                     711,004

Provision for loan losses .......                       6,000                       6,000
                                                   ----------                  ----------
        Net interest income after
        provision for loan losses                     628,917                     705,004

Non-interest income:
Real estate operations ..........                      94,370                      97,684

Other non-interest income .......                      17,064                      14,219
                                                   ----------                  ----------

Total non-interest income .......                     111,434                     111,903

Non-interest expense:
FDIC premium & OTS assessments ..                       9,938                     323,532

Other non-interest expense ......                     389,107                     390,376
                                                   ----------                  ----------

Total non-interest expense ......                     399,045                     713,908
                                                   ----------                  ----------

Income before income taxes ......                     341,306                     102,999
                                                   ----------                  ----------

Income tax expense ..............                     117,165                      35,820
                                                   ----------                  ----------

Net Income ......................                  $  224,141                  $   67,179
                                                   ==========                  ==========